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                                                                    EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44307 of LIFE Financial Corporation on Form S-8 of our report dated February 27, 1998 (March 11, 1998, as to Note 20, and March 26, 1999, as to Note 21)
(which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 21), appearing in the Annual Report on Form 10-K/A of LIFE Financial Corporation for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 15, 1999